ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated November 4, 2013

UBS AG $• Trigger Phoenix Autocallable Optimization Securities

Linked to the least performing index between the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM due on or about November 15, 2023

Investment Description

UBS AG Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “Issuer”) linked to the least performing index between the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM (each an “underlying index” and together the “underlying indices”). UBS will pay a quarterly contingent coupon payment if the closing levels of all the underlying indices on the applicable observation date (including the final valuation date) are equal to or greater than their respective coupon barriers. Otherwise, no coupon will be paid for the quarter. UBS will automatically call the Securities early if the closing levels of all the underlying indices on any observation date (quarterly, beginning after one year) are equal to or greater than their respective initial levels. If the Securities are called, UBS will pay you the principal amount of your Securities plus the contingent coupon for that quarter and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and a trigger event does not occur, UBS will pay you a cash payment at maturity equal to the principal amount of your Securities. If a trigger event occurs, UBS will pay you less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the underlying index with the largest percentage decrease between its initial level and final level (the “least performing underlying index”) over the term of the Securities and you may lose up to 100% of your initial investment. A trigger event is deemed to have occurred if the closing level of any one of the underlying indices is below its respective trigger level on the trigger observation date, which is the final valuation date. Investing in the Securities involves significant risks. You will lose some or all of your principal amount if the Securities are not called and a trigger event occurs. The Securities will not pay a contingent coupon if the level of any underlying index is below its respective coupon barrier on an observation date. The Securities will not be subject to an automatic call after 1 year if the level of any one underlying index is below its respective initial level on an observation date. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Contingent Coupon — UBS will pay a quarterly contingent coupon payment if the closing levels of all the underlying indices on the applicable observation date (including the final valuation date) are equal to or greater than their respective coupon barriers. Otherwise, no coupon will be paid for the quarter.

❑

Automatically Callable — UBS will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for that quarter if the closing levels of all the underlying indices on any observation date (quarterly, beginning after one year) are equal to or greater than their respective initial levels. If the Securities are not called, investors will have the potential for downside market risk at maturity.

❑

Contingent Repayment of Principal Amount at Maturity — If by maturity the Securities have not been called and a trigger event has not occurred, UBS will repay your principal amount per Security at maturity. If a trigger event occurs, UBS will repay less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the negative underlying return of the least performing underlying index from the trade date to the final valuation date. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date	November 8, 2013
Settlement Date	November 14, 2013
Observation Dates	Quarterly (callable after 1 year) (see page 4)
Final Valuation Date	November 8, 2023
Maturity Date	November 15, 2023

*	Expected. See page 4 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE LEAST PERFORMING UNDERLYING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-17 OF THE TRIGGER PHOENIX AUTOCALLABLE OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

These preliminary terms relate to Securities linked to the least performing index between the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM. The contingent coupon rates, initial levels, trigger levels and coupon barriers for the Securities will be set on the trade date. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.

Underlying Indices	Tickers	Contingent Coupon Rate	Initial Levels	Trigger Levels	Coupon Barriers	CUSIP	ISIN
EURO STOXX 50® Index	SX5E	7.00% to 7.60% per annum	•	50% of the Initial Level	70% of the Initial Level	90271R335	US90271R3350
MSCI® Emerging Markets IndexSM	MXEF		•	50% of the Initial Level	70% of the Initial Level

The estimated initial value of the Securities as of the trade date is expected to be between $8.90 and $9.50 for Securities linked to the least performing index between the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM. The range of the estimated initial value of the Securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 7 and 8 of this free writing prospectus.

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement relating to the Securities, dated January 23, 2013, the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying product supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS and are not FDIC insured.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the least performing index between the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM	$•	$10.00	$•	$0.35	$•	$9.65

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by an index supplement and a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Trigger Phoenix Autocallable Optimization Securities Product Supplement dated January 23, 2013:

http://www.sec.gov/Archives/edgar/data/1114446/000119312513020790/d470995d424b2.htm

♦	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “Trigger Phoenix Autocallable Optimization Securities product supplement” mean the UBS product supplement, dated January 23, 2013, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012.

This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 6 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the least performing underlying index.

♦

You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barriers on the specified observation dates (including the final valuation date).

♦	You believe a trigger event will not occur, meaning the closing levels of all the underlying indices will be above their respective trigger levels on the final valuation date.

♦

You understand and accept that you will not participate in any appreciation in the levels of the underlying indices and that your potential return is limited to the contingent coupon payments specified in the applicable pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.

♦	You would be willing to invest in the Securities based on the coupon barriers and trigger levels listed on the cover hereof.

♦

You would be willing to invest in the Securities if the contingent coupon rate were set equal to the bottom of the range indicated on the cover hereof (the actual contingent coupon rate will be set on the trade date).

♦	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the stocks included in the underlying indices.

♦

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity, a term of approximately 10 years, and accept that there may be little or no secondary market for the Securities.

♦	You seek an investment with exposure to companies in the Eurozone and emerging markets.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as the least performing underlying index.

♦

You believe that the level of any one of the underlying indices will decline during the term of the Securities and is likely to close below its coupon barrier on the specified observation dates (including the final valuation date).

♦	You believe a trigger event will occur, meaning the closing level of any one of the underlying indices will be below its respective trigger level on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.

♦	You would be unwilling to invest in the Securities based on the coupon barriers and trigger levels listed on the cover hereof.

♦

You would not be willing to invest in the Securities if the contingent coupon rate were set equal to the bottom of the range indicated on the cover hereof (the actual contingent coupon rate will be set on the trade date).

♦	You seek guaranteed current income from this investment or prefer to receive the dividends paid on the stocks included in the underlying indices.

♦

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 10 years, or you seek an investment for which there will be an active secondary market for the Securities.

♦	You do not seek an investment with exposure to companies in the Eurozone or emerging markets.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this free writing prospectus for risks related to an investment in the Securities.

Indicative Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security
Term(1)	Approximately 10 years, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust (i) the observation dates (including the final valuation date) to ensure that the term between each observation date remains the same and/or (ii) the final valuation date and maturity date to ensure that the stated term of the Securities remains the same.
Underlying Indices	The EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM.
Contingent Coupon

If the closing levels of all the underlying indices are equal to or greater than their respective coupon barriers on any observation date, UBS will pay you the contingent coupon applicable to such observation date (as set forth on page 5).

If the closing level of any one underlying index is less than its respective coupon barrier on any observation date, the contingent coupon applicable to such observation date will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date (as set forth on page 5). The contingent coupon will be a fixed amount based upon equal quarterly installments at the contingent coupon rate, which is a per annum rate and will be set on the trade date. The table below sets forth a hypothetical contingent coupon amount that would be applicable to each observation date on which the closing levels of all of the underlying indices are greater than or equal to their respective coupon barriers. The table below assumes a contingent coupon rate of 7.30% per annum for the Securities linked to the least performing index between the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM (the actual contingent coupon rate will be determined on the trade date).

Contingent Coupon (per Security) EURO STOXX 50® Index and MSCI® Emerging Markets IndexSM
$0.1825
Contingent coupon payments on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of any one underlying index is less than its respective coupon barrier.
Trigger Event

A trigger event is deemed to have occurred if the closing level of any one of the underlying indices is below its respective trigger level on the trigger observation date.

In this case, you will be exposed to the decline of the least performing underlying index from the trade date to the final valuation date.

Trigger Observation Date	November 8, 2023, which is the final valuation date. The trigger observation date may be postponed due to a market disruption event as set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement beginning on page PS-33.
Contingent Coupon Rate	The contingent coupon rate will be between 7.00% to 7.60% per annum for Securities linked to the least performing index between the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM (the actual contingent coupon rate will be determined on the trade date).
Automatic Call Feature

The Securities will be called automatically if the closing levels of all the underlying indices on any observation date (quarterly, beginning November 10, 2014) are equal to or greater than their respective initial levels.

If the Securities are called on any observation date (quarterly, beginning November 10, 2014), UBS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

The Securities will not be subject to an automatic call if the level of any one underlying index is below its respective initial level on an observation date.

Payment at Maturity (per Security)

If the Securities are not called, a trigger event does not occur, and the final level of each underlying index is not less than its coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to $10.00 plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called, a trigger event does not occur and the final level of any one underlying index is less than its coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to $10.00.

If the Securities are not called and a trigger event occurs, UBS will pay you a cash payment on the maturity date of less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative underlying return of the least performing underlying index, for an amount equal to:

$10.00 + ($10.00 x Underlying Return of the Least

Performing Underlying Index)

You will lose some or all of your principal amount if the Securities are not called and a trigger event occurs.

Least Performing Underlying Index	The underlying index with the largest percentage decrease between its initial level and its final level, as compared to the percentage decreases or increases between the respective initial level and final level of all the underlying indices.
Underlying Return	Final Level – Initial Level Initial Level
Trigger Level	A percentage of the initial level of each underlying index, as specified on the first page of this free writing prospectus.
Coupon Barrier	A percentage of the initial level of each underlying index, as specified on the first page of this free writing prospectus.
Initial Level	The closing level of each underlying index on the trade date.
Final Level	The closing level of each underlying index on the final valuation date, as determined by the calculation agent.
Coupon Payment Dates	Two business days following each observation date, except that the coupon payment date for the final valuation date is the maturity date.

Investment Timeline

Trade date	The contingent coupon rate is set, the initial level of each underlying index is observed, and the trigger level and coupon barrier for each underlying index are determined.

Quarterly (callable after 1 year)

If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barriers on any observation date, UBS will pay you a contingent coupon on the applicable coupon payment date.

The Securities will be called if the closing levels of all the underlying indices on any observation date (quarterly, beginning after one year) are equal to or greater than their respective initial levels. If the Securities are called UBS will pay you a cash payment per Security equal to $10.00 plus the contingent coupon otherwise due on such date.

Maturity date

The final level of each underlying index is observed on the final valuation date.

If the Securities are not called, a trigger event has not occurred and the final level of each underlying index is not less than its coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to $10.00 plus the contingent coupon otherwise due on the maturity date.

If the Securities have not been called, a trigger event has not occurred and the final level of any one underlying index is less than its coupon barrier, UBS will repay the principal amount equal to $10.00 per Security.

If the Securities have not been called and a trigger event has occurred, UBS will repay less than the principal amount, if anything, resulting in a loss on your initial investment proportionate to the decline of the least performing underlying index, for an amount equal to:

$10.00 + ($10.00 x Underlying Return of the Least

Performing Underlying Index)

per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Securities will not pay a contingent coupon if the level of any one underlying index is below its respective coupon barrier on an observation date. The Securities will not be subject to an automatic call if the level of any one underlying index is below its respective initial level on an observation date. If the Securities are not called, you will lose some or all of your investment at maturity if a trigger event occurs.

(1)	Subject to the market disruption event provisions set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement beginning on page PS-33.

Observation Dates(1) and Coupon Payment Dates(2)

Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
February 10, 2014*	February 12, 2014	August 8, 2017	August 10, 2017	February 8, 2021	February 10, 2021
May 8, 2014*	May 12, 2014	November 8, 2017	November 13, 2017	May 10, 2021	May 12, 2021
August 8, 2014*	August 12, 2014	February 8, 2018	February 12, 2018	August 9, 2021	August 11, 2021
November 10, 2014	November 13, 2014	May 8, 2018	May 10, 2018	November 8, 2021	November 10, 2021
February 9, 2015	February 11, 2015	August 8, 2018	August 10, 2018	February 8, 2022	February 10, 2022
May 8, 2015	May 12, 2015	November 8, 2018	November 13, 2018	May 9, 2022	May 11, 2022
August 10, 2015	August 12, 2015	February 8, 2019	February 12, 2019	August 8, 2022	August 10, 2022
November 9, 2015	November 12, 2015	May 8, 2019	May 10, 2019	November 8, 2022	November 10, 2022
February 8, 2016	February 10, 2016	August 8, 2019	August 12, 2019	February 8, 2023	February 10, 2023
May 9, 2016	May 11, 2016	November 8, 2019	November 13, 2019	May 8, 2023	May 10, 2023
August 8, 2016	August 10, 2016	February 10, 2020	February 12, 2020	August 8, 2023	August 10, 2023
November 8, 2016	November 10, 2016	May 8, 2020	May 12, 2020	November 8, 2023	November 15, 2023
February 8, 2017	February 10, 2017	August 10, 2020	August 12, 2020
May 8, 2017	May 10, 2017	November 9, 2020	November 12, 2020

*	The Securities are not callable until the fourth observation date, which is November 10, 2014.

(1)	Subject to the market disruption event provisions set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement beginning on page PS-33.

(2)

If you are able to sell the Securities in the secondary market on the day preceding an observation date, or on an observation date, the purchaser of the Securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent coupon, if a contingent coupon is paid on the coupon payment date with respect to that observation date. If you are able to sell your Securities in the secondary market on the day following an observation date and before the applicable coupon payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent coupon, if a contingent coupon is paid on the coupon payment date with respect to that observation date.

Key Risks

An investment in the offering of the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying indices. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of the Trigger Phoenix Autocallable Optimization Securities product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if a trigger event does not occur. If the Securities are not called and a trigger event occurs, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the least performing underlying index.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the levels of all of the underlying indices are above their respective trigger levels.

♦

You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing level of any one of the underlying indices on an observation date is less than its respective coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing level of any one of the underlying indices is less than its respective coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying indices — The return potential of the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying indices. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the fourth observation date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the underlying indices’ risk of decline even though you are not able to participate in any appreciation in the level of the underlying indices. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in any or all of the underlying indices or the stocks constituting the underlying indices.

♦

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying indices reflects a higher expectation as of the trade date that the level of any underlying index could close below its respective trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, while the contingent coupon rate will be a fixed amount, the volatilities of the underlying indices can change significantly over the term of the Securities. The levels of the underlying indices for your Securities could fall sharply, which could result in a significant loss of principal.

♦

Reinvestment risk — The Securities will be called automatically if the closing levels of all of the underlying indices are equal to or greater than their respective initial levels on any observation date (quarterly, beginning after one year). In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

You are exposed to the market risk of each underlying index — Your return on the Securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to all of the underlying indices. Poor performance by any one of the underlying indices over the term of the Securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying indices. For the Securities to be automatically called or to receive any contingent coupon payment or contingent repayment of principal at maturity from UBS, all underlying indices are required to close above their initial levels, coupon barriers and trigger levels, respectively, on the applicable observation date or trigger observation date, as applicable. In addition, if not called prior to maturity, you may incur a loss proportionate to the negative return of the least performing underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

♦

Because the Securities are linked to the performance of more than one underlying index (instead of to the performance of one underlying index), it is more likely that one of the underlying indices will decrease in value below its coupon barrier and its trigger level, increasing the probability that you will not receive the contingent coupons and that you will lose some or all of your initial investment — The risk that you will not receive the contingent coupons and that you will lose some or all of your initial investment in the Securities is greater if you invest in the Securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that a underlying index will be below its coupon barrier or trigger level and that a trigger event will occur, and therefore it is more likely that you will not receive the contingent coupons and that at maturity you will receive an amount in cash which is worth less than your principal amount. In addition, if the performances of the underlying indices are not correlated to each other, the risk that a trigger event will occur is even greater.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call, contingent coupon payment or any contingent repayment of principal provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Market risk — The return on the Securities is directly linked to the performance of the underlying indices and indirectly linked to the value of the stocks comprising the underlying indices (“index constituent stocks”), and will depend on whether, and the extent to which, the return on the indices is positive or negative. The levels of the underlying indices can rise or fall sharply due to factors specific to the index constituent stocks as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if the underlying return of the least performing underlying index is negative.

♦	Fair value considerations.

♦

The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and the application of our internal funding rate. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and the estimated initial value of the Securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level of the underlying indices, the volatility of the underlying indices, the correlation between the underlying indices, the dividend rate paid on the index constituent stocks, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Market (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying indices; the volatility of the underlying indices; the correlation between the underlying indices; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

The underlying returns for the EURO STOXX 50® Index and MSCI® Emerging Markets IndexSM will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the Securities are denominated in U.S. dollars — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index and MSCI® Emerging Markets IndexSM are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

♦

Non-U.S. securities markets risks — The index constituent stocks of the EURO STOXX 50® Index and the MSCI® Emerging Markets IndexSM are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks of the EURO STOXX 50® Index are issued by companies located within the Eurozone. The Eurozone is and has been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the Securities.

♦

Emerging markets risk — The Securities are linked to the MSCI® Emerging Markets IndexSM and are subject to emerging markets risk. Investments in Securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall. The closing levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying indices. You should be willing to accept the risks of owning equities in general and the index constituent stocks in particular, and the risk of losing some or all of your initial investment.

♦

Owning the Securities is not the same as owning the index constituent stocks — Owning the Securities is not the same as owning the index constituent stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the index constituent stocks would have.

♦

The underlying indices reflect price return, not total return — The return on your Securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your Securities will not include such a total return feature or dividend component.

♦

Changes affecting the underlying indices could have an adverse effect on the value of the Securities — The policies of STOXX Limited, the sponsor of the EURO STOXX 50® Index and MSCI Inc., the sponsor of the MSCI® Emerging Markets IndexSM, (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the Securities.

♦

UBS cannot control actions by the index sponsors and the index sponsors have no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsors and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying indices. The index sponsors are not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying indices and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying indices, may adversely affect the levels of the underlying indices and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer(s) of the securities held by each underlying index, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date or whether the Securities are subject to an automatic call, or the amount you receive at maturity of the Securities. The calculation agent may postpone any observation date (including the final valuation date) if a market disruption event occurs and is continuing on such date. As UBS determines the economic terms of the Securities, including the contingent coupon rate, trigger level and coupon barrier, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying indices to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates’ temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Hypothetical Examples of How the Securities Might Perform

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security will be determined on the trade date; amounts may have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	Approximately 10 years
Contingent Coupon Rate:	7.30% per annum (or 1.825% per quarter)
Contingent Coupon:	$0.1825 per quarter
Observation Dates:	Quarterly (callable after 1 year)
Trigger Observation Date:	Final Valuation Date
Initial Level:
Underlying Index A:	2800.00
Underlying Index B:	1000.00
Coupon Barrier:
Underlying Index A:	1960.00 (which is 70% of the Initial Level)
Underlying Index B:	700.00 (which is 70% of the Initial Level)
Trigger Level:
Underlying Index A:	1400.00 (which is 50% of the Initial Level)
Underlying Index B:	500.00 (which is 50% of the Initial Level)

Example 1 — Securities are called on the Fourth Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 3000.00 (at or above Initial Level and Coupon Barrier) Underlying Index B: 1500.00 (at or above Initial Level and Coupon Barrier)	$0.1825 (Contingent Coupon – Not Callable)
Second Observation Date	Underlying Index A: 3200.00 (at or above Initial Level and Coupon Barrier) Underlying Index B: 1550.00 (at or above Initial Level and Coupon Barrier)	$0.1825 (Contingent Coupon – Not Callable)
Third Observation Date	Underlying Index A: 3100.00 (at or above Initial Level and Coupon Barrier) Underlying Index B: 1300.00 (at or above Initial Level and Coupon Barrier)	$0.1825 (Contingent Coupon – Not Callable)
Fourth Observation Date	Underlying Index A: 3150.00 (at or above Initial Level and Coupon Barrier) Underlying Index B: 1650.00 (at or above Initial Level and Coupon Barrier)	$10.1825 (Settlement Amount)
	Total Payment	$10.7300 (7.30% total return)

Since the Securities are called on the fourth observation date (which is approximately one year after the trade date and is the first observation date on which the Securities are callable), UBS will pay on the call settlement date a total of $10.1825 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupon payments of $0.5475 received in respect of the prior observation dates, you will have received a total of $10.7300, a 7.30% total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — Securities are NOT Called and a Trigger Event Does Not Occur

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 2400.00 (at or above Coupon Barrier; below Initial Level) Underlying Index B: 900.00 (at or above Coupon Barrier; below Initial Level)	$0.1825 (Contingent Coupon)
Second Observation Date	Underlying Index A: 3000.00 (at or above Initial Level and Coupon Barrier) Underlying Index B: 1100.00 (at or above Initial Level and Coupon Barrier)	$0.1825 (Contingent Coupon – Not Callable)
Third through Thirty-ninth Observation Dates	Underlying Index A: Various (all at or above Coupon Barrier; below Initial Level) Underlying Index B: Various (all below Coupon Barrier)	$0.00
Final Valuation Date	Underlying Index A: 2500.00 (at or above Coupon Barrier and Trigger Level; below Initial Level) Underlying Index B: 800.00 (at or above Coupon Barrier and Trigger Level; below Initial Level)	$10.1825 (Payment at Maturity)
	Total Payment	$10.5475 (5.475% total return)

At maturity, UBS will pay a total of $10.1825 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupon payments of $0.3650 received in respect of the prior observation dates, UBS will have paid a total of $10.5475, a 5.475% total return on the Securities.

Example 3 — Securities are NOT Called and a Trigger Event Does Not Occur

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 2400.00 (at or above Coupon Barrier; below Initial Level) Underlying Index B: 900.00 (at or above Coupon Barrier; below Initial Level)	$0.1825 (Contingent Coupon)
Second Observation Date	Underlying Index A: 3000.00 (at or above Initial Level and Coupon Barrier) Underlying Index B: 1200.00 (at or above Initial Level and Coupon Barrier)	$0.1825 (Contingent Coupon – Not Callable)
Third through Thirty-ninth Observation Dates	Underlying Index A: Various (all at or above Coupon Barrier; below Initial Level) Underlying Index B: Various (all below Coupon Barrier)	$0.00
Final Valuation Date	Underlying Index A: 1500.00 (at or above Trigger Level; below Initial Level and Coupon Barrier) Underlying Index B: 600.00 (at or above Trigger Level; below Initial Level and Coupon Barrier)	$10.00 (Payment at Maturity)
	Total Payment	$10.3650 (3.65% total return)

At maturity, UBS will pay a total of $10.00 per Security (reflecting your principal amount). When added to the contingent coupon payments of $0.3650 received in respect of the prior observation dates, UBS will have paid a total of $10.3650, a 3.65% total return on the Securities.

Example 4 — Securities are NOT Called and a Trigger Event Occurs

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 2500.00 (at or above Coupon Barrier; below Initial Level) Underlying Index B: 800.00 (at or above Coupon Barrier; below Initial Level)	$0.1825 (Contingent Coupon)
Second Observation Date	Underlying Index A: 2400.00 (at or above Coupon Barrier; below Initial Level) Underlying Index B: 850.00 (at or above Coupon Barrier; below Initial Level)	$0.1825 (Contingent Coupon)
Third through Thirty-ninth Observation Dates	Underlying Index A: Various (all at or above Coupon Barrier; below Initial Level) Underlying Index B: Various (all below Coupon Barrier)	$0.00
Final Valuation Date	Underlying Index A: 3000.00 (at or above Initial Level and Coupon Barrier) Underlying Index B: 400.00 (below Coupon Barrier and Trigger Level)	$10.00 + [$10.00 × Underlying Return of Least Performing Underlying Index] = $10.00 + [$10.00 × -60%] = $10.00 - $6.00 = $4.00 (Payment at Maturity)
	Total Payment	$4.3650 (-56.35% loss)

Since the Securities are not called and the final level of Underlying Index B is below its trigger level, a trigger event occurs. Therefore, you will be exposed to the negative return of the least performing underlying index and at maturity UBS will pay you $4.00 per Security. When added to the contingent coupon payments of $0.3650 received in respect of prior observation dates, UBS will have paid you $4.3650 per Security for a loss on the Securities of 56.35%.

We make no representation or warranty as to which of the underlying indices will be the least performing underlying index for the purposes of calculating your actual payment at maturity.

The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your initial investment. Specifically, if the Securities are not called and a trigger event occurs, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return of the least performing underlying index is less than zero.

The Securities will not pay a contingent coupon if any one underlying index is below its respective coupon barrier on an observation date. The Securities will not be subject to an automatic call if any one underlying index is below its respective initial level on an observation date.

Any payment on the Securities, including payments in respect of an automatic call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

EURO STOXX 50® Index

We have derived all information contained in this free writing prospectus regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the Securities.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures approximately 60% of the free float market capitalization of the EURO STOXX Total Market Index (TMI) Index (the “EURO STOXX TMI”). The EURO STOXX 50® Index is defined as all components of the 19 EURO STOXX Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

Historical Information

The following table sets forth the quarterly high and low closing levels for the EURO STOXX 50® Index, based on the daily closing levels as reported by Bloomberg Professional® Service (“Bloomberg”), without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the EURO STOXX 50® Index on October 30, 2013 was 3,040.69. The actual initial level will be the closing level of the EURO STOXX 50® Index on the trade date. Past performance of the EURO STOXX 50® Index is not indicative of the future performance of the EURO STOXX 50® Index.

Quarter Begin		Quarter End		Quarterly High	Quarterly Low	Quarterly Close
1/2/2009		3/31/2009		2,578.43	1,809.98	2,071.13
4/1/2009		6/30/2009		2,537.35	2,097.57	2,401.69
7/1/2009		9/30/2009		2,899.12	2,281.47	2,872.63
10/1/2009		12/31/2009		2,992.08	2,712.30	2,964.96
1/4/2010		3/31/2010		3,017.85	2,631.64	2,931.16
4/1/2010		6/30/2010		3,012.65	2,488.50	2,573.32
7/1/2010		9/30/2010		2,827.27	2,507.83	2,747.90
10/1/2010		12/31/2010		2,890.64	2,650.99	2,792.82
1/3/2011		3/31/2011		3,068.00	2,721.24	2,910.91
4/1/2011		6/30/2011		3,011.25	2,715.88	2,848.53
7/1/2011		9/30/2011		2,875.67	1,995.01	2,179.66
10/3/2011		12/30/2011		2,476.92	2,090.25	2,316.55
1/2/2012		3/30/2012		2,608.42	2,286.45	2,477.28
4/2/2012		6/30/2012		2,501.18	2,068.66	2,264.72
7/2/2012		9/28/2012		2,594.56	2,151.54	2,454.26
10/1/2012		12/31/2012		2,659.95	2,427.32	2,635.93
1/2/2013		3/29/2013		2,749.27	2,570.52	2,624.02
4/1/2013		6/28/2013		2,835.87	2,511.83	2,602.59
7/1/2013		9/30/2013		2,936.20	2,570.76	2,893.15
10/1/2013	*	10/30/2013	*	3,040.69	2,902.12	3,040.69

*	As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2013 includes data for the period from October 1, 2013 through October 30, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

The graph below illustrates the performance of the EURO STOXX 50® Index from January 3, 2000 through October 30, 2013, based on information from Bloomberg. The dotted lines represent a hypothetical trigger level and a hypothetical coupon barrier of 1,520.35 and 2,128.48, which are equal to 50% and 70%, respectively, of the closing level on October 30, 2013. The actual trigger level and coupon barrier will be determined on the trade date. Past performance of the EURO STOXX 50® Index is not indicative of the future performance of the EURO STOXX 50® Index.

MSCI® Emerging Markets IndexSM

We have derived all information contained in this free writing prospectus regarding the MSCI® Emerging Markets IndexSM, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by MSCI Inc., which we refer to as “MSCI”. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the MSCI® Emerging Markets IndexSM.

The MSCI® Emerging Markets IndexSM (“MSCI Index”) is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. The MSCI

Index is a free float adjusted market capitalization index designed to measure equity market performance in the global emerging markets and is one of the MSCI Global Investable Market Indices.

As of September 30, 2013, the constituents of the MSCI Index were derived from the constituents of MSCI’s standard single country indexes representing 21 emerging market countries. The five largest emerging market countries included and their relative weightings as of September 30, 2013 are: China (19.38%), South Korea (15.94%), Brazil (11.64%), Taiwan (11.47%) and South Africa (7.47%). Other countries account for 34.09% of the MSCI Index and include Chile, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, Thailand and Turkey.

As of September 30, 2013, the companies included in the MSCI Index were divided into ten global industry classification Sectors, each having a relative weight within the MSCI Index as follows: Financials (26.97%), Information Technology (15.06%), Energy (11.92%), Materials (9.83%), Consumer Staples (8.81%), Consumer Discretionary (8.81%), Telecommunication Services (7.58%), Industrials (6.24%), Utilities (3.24%) and Health Care (1.55%).

The MSCI Index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determinedby MSCI, in the relevant market. The MSCI Index has a base date of December 31, 1987.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the MSCI® Emerging Markets IndexSM.

Historical Information

The following table sets forth the quarterly high and low closing levels for the MSCI® Emerging Markets IndexSM, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the MSCI® Emerging Markets IndexSM on October 30, 2013 was 1,042.75. The actual initial level will be the closing level of the MSCI® Emerging Markets IndexSM on the trade date. Past performance of the MSCI® Emerging Markets IndexSM is not indicative of the future performance of the MSCI® Emerging Markets IndexSM.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2009	3/31/2009	607.40	475.08	569.97
4/1/2009	6/30/2009	802.21	580.76	761.30
7/1/2009	9/30/2009	922.31	723.05	914.05
10/1/2009	12/31/2009	989.47	901.39	989.47
1/4/2010	3/31/2010	1,028.07	894.07	1,010.33
4/1/2010	6/30/2010	1,047.51	855.52	917.99
7/1/2010	9/30/2010	1,075.53	909.30	1,075.53
10/1/2010	12/31/2010	1,155.94	1,075.85	1,151.38
1/3/2011	3/31/2011	1,170.87	1,087.10	1,170.87
4/1/2011	6/30/2011	1,206.49	1,098.33	1,146.22
7/1/2011	9/30/2011	1,169.49	851.51	880.43
10/3/2011	12/30/2011	1,010.12	831.22	916.39
1/2/2012	3/30/2012	1,079.94	917.08	1,041.45
4/2/2012	6/30/2012	1,055.63	882.46	937.35
7/2/2012	9/28/2012	1,014.07	905.65	1,002.66
10/1/2012	12/31/2012	1,055.20	969.82	1,055.20
1/2/2013	3/29/2013	1,082.68	1,015.47	1,034.90
4/1/2013	6/28/2013	1,061.09	883.34	940.33
7/1/2013	9/30/2013	1,022.54	905.96	987.46
10/1/2013*	10/30/2013*	1,044.66	996.34	1,042.75

*	As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2013 includes data for the period from October 1, 2013 through October 30, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

The graph below illustrates the performance of the MSCI® Emerging Markets IndexSM from January 3, 2000 through October 30, 2013, based on information from Bloomberg. The dotted lines represent a hypothetical trigger level and a hypothetical coupon barrier of 521.38 and 729.93, which are equal to 50% and 70%, respectively, of the closing level on October 30, 2013. The actual trigger and coupon barrier will be determined on the trade date. Past performance of the MSCI® Emerging Markets IndexSM is not indicative of the future performance of the MSCI® Emerging Markets IndexSM.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the Trigger Phoenix Autocallable Optimization Securities product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying indices. If your Securities are so treated, excluding amounts attributable to any contingent coupon, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts attributable to a contingent coupon, which would be taxable as ordinary income as described below) and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year. In addition, any contingent coupon that is paid by UBS including on the maturity date or upon automatic call should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-41 of the Trigger Phoenix Autocallable Optimization Securities product supplement, as described in such product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other index-linked securities that do not guarantee full repayment of principal.

In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice. Non-US Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the Securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) and FATCA, as discussed below, we currently do not intend to withhold any tax on any contingent payments made to a Non-U.S. Holder that provides us with a fully completed and validly executed applicable Internal revenue Service (“IRS”) Form W-8. However, it is possible that the Internal Revenue Service could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treat). We will not pay any additional amounts in respect of such withholding.

Section 871(m) of the Internal Revenue Code of 1986, as amended, requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments or deemed payments that are contingent upon or determined by reference to U.S. -source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e, certain U.S. -source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation.

Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Market (if any)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. The Securities will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. The Agents intend to resell the offered Securities at the original issue price to the public. The Agents may resell the Securities to securities dealers (“Dealers”) at a discount from the original issue price to the public up to the underwriting discount indicated on the cover of this free writing prospectus.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliates’ customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 12 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 7 and 8 of this free writing prospectus.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

♦

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances, but who can tolerate downside market risk prior to maturity.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.